1100 Cassatt Road Berwyn, PA 19312 Phone: 610•651•5900 Fax: 610•993•2683

For Immediate Release
May 5, 2005

SUNCOM WIRELESS REPORTS SOLID FIRST-QUARTER 2005 RESULTS
Triton PCS Changes Company Name to SunCom Wireless;
Posts Revenue of $204.0 Million and Adjusted EBITDA of $31.2 Million

BERWYN, Pa., May 5 – SunCom Wireless Holdings, Inc. (NYSE: TPC) today reported first-quarter revenue rose 3% to $204.0 million compared to the first quarter 2004, aided by solid net subscriber growth of 9,382 and an increase in the average revenue per user (ARPU) to $55.84. First-quarter Adjusted EBITDA was $31.2 million, while net cash provided by operating activities for the quarter was $6.0 million.

Yesterday, the company received shareholder approval to change the corporate holding company name to SunCom Wireless Holdings, Inc., thereby aligning the corporate entity with the brand used in its operations domestically and in the Caribbean. As part of the recent transactions with Cingular Wireless and AT&T Wireless, the company gained sole rights to the SunCom brand.

“Our first-quarter results demonstrate the initial success of the launch of the new SunCom Wireless brand in the Southeast,” said Michael E. Kalogris, SunCom Wireless chairman and chief executive officer.” The brand launch revolves around our ‘Truth in Wireless’ campaign, our new spokesman Harry Connick Jr., and our distinctive, simple and straightforward positioning.”

Kalogris said that parallel to the re-branding in the Southeast, the company launched the SunCom brand in Puerto Rico in December and began offering new SunCom-branded service plans in April 2005.

“The rollout of the brand in both our territories allowed us to report the strongest gross subscriber productivity in more than a year. In addition, our marketing efforts to bolster the brand helped us to achieve lower churn of 2.9% in the first quarter, compared with 3.2% in the previous quarter,” Kalogris said. “These two factors resulted in net subscriber additions of more than 9,000. At the same time, we are seeing increased consumer awareness of SunCom Wireless.”

Kalogris said the company remains focused on integrating operations and migrating its new AT&T Wireless customers to the SunCom Wireless system. “Our first-quarter results are encouraging, particularly in light of the customer and network integration challenges that still lie ahead of us over the next few months,” he said. “Despite these challenges, our liquidity position remains strong at $478.7 million, providing us with ample operational flexibility.”

Recent Events:

Tower Sale – In March 2005, the company announced an agreement to sell 169 wireless communications towers to Global Signal Inc. for $55.1 million. As part of the sale agreement, the companies will sign a 10-year master lease agreement allowing SunCom Wireless to continue to use the towers. This transaction is expected to close in the second half of 2005.

Service Plans – In February 2005, the company introduced two service plans in conjunction with the rollout of ‘Truth in Wireless’ across its Southeastern markets: a regional SunCom UnPlan with unlimited calling for $69 a month, and a regional 1,000-minute plan for $39.

In Puerto Rico, the company introduced three SunCom-branded service plans in April 2005: a local 250-minute plan for $29.99 a month, a 700-minute local plan for $39.99, and a national plan with 650 minutes for $39.99.

Financial Highlights (Refer to Schedule 1 for Reconciliation of Non-GAAP Financial measures)

•	Adjusted EBITDA in the first quarter was $31.2 million, compared with $43.2 million in the year-earlier quarter. Net cash from operating activities was $6.0 million in the first quarter, compared with $32.1 million in the first quarter of 2004. The company’s Adjusted EBITDA margin was 16.7% in the recent quarter versus 23.8% a year earlier.

•	First-quarter total revenue increased 3% to $204.0 million from $198.0 million a year earlier. Service revenue in the recent quarter was $162.8 million, representing a 10.2% increase from $147.7 million in the year-earlier quarter. Roaming revenue was $23.8 million, compared with $33.6 million a year earlier.

•	ARPU was $55.84, rising 2% from $54.73 in the first quarter of 2004.

•	Subscribers at the end of the first quarter were 961,127, compared with 951,745 at year-end 2004. Churn in the quarter was 2.9%, compared with 3.2% in the fourth quarter of 2004.

•	Cost per gross addition (CPGA) was $462 in the recent quarter, compared with $483 in the fourth quarter of 2004. The recent quarter’s CPGA reflects increased advertising and promotional spending in connection with the marketing and advertising brand launch.

•	Cash cost per user was $39.32 in the first quarter, compared with $37.63 in the first quarter of 2004.

•	Capital expenditures in the quarter were $28.7 million, compared with $16.8 million in the first quarter of 2004.

•	The company ended the first quarter with $478.7 million of cash and short-term investments.

SunCom Wireless, based in Berwyn, Pennsylvania, is licensed to provide digital wireless communications services in an area covering 14.3 million people in the Southeastern United States and 4.0 million people in Puerto Rico and the U.S. Virgin Islands.

For more information on SunCom Wireless and its products and services, visit the company’s website at www.suncom.com. Statements in this press release regarding SunCom Wireless’s business that are not historical facts may be “forward-looking statements.” Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents SunCom Wireless files from time to time with the U.S. Securities and Exchange Commission.

Investor Contact:	Media Contact
Steve Somers, CFA
Director of Investor Relations 610-651-5900 ssomers@suncom.com	Karen Rountree Public Relations Manager 804-364-7334 KROUNTREE@SUNCOM.COM

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2005
Revenues:
Service	$147,668	$162,849
Roaming	33,636	23,831
Equipment	16,656	17,273

Total revenues	197,960	203,953

Expenses:
Cost of service (excluding the below amortization, excluding depreciation of $34,217 and $39,453 for the three months ended March 31, 2004 and 2005, respectively, and excluding non-cash compensation of $826 and $150 for the three months ended March 31, 2004 and 2005, respectively)	59,165	61,650
Cost of equipment	32,525	34,646
Selling, general and administrative (excluding depreciation of $3,884 and $3,038 for the three months ended March 31, 2004 and 2005, respectively, and excluding non-cash compensation of $4,776 and $3,888 for the three months ended March 31, 2004 and 2005, respectively)	63,047	76,449
Non-cash compensation	5,602	4,038
Depreciation and asset disposal	38,101	42,491
Amortization	1,858	16,956

Loss from operations	(2,338)	(32,277)

Interest expense	(31,326)	(36,779)
Other expense	—	(148)
Interest and other income	306	3,175

Loss before taxes	(33,358)	(66,029)
Income tax provision	(3,374)	(3,882)

Net loss	(36,732)	(69,911)
Accretion of preferred stock	(3,508)	—

Net loss applicable to common stockholders	($40,240)	($69,911)

Net loss applicable to common stockholders per common share (Basic and Diluted)	($0.60)	($1.03)

Weighted average common shares outstanding (Basic and Diluted)	66,739,153	67,701,253

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)
(Unaudited)

	December 31,	March 31,
	2004	2005
ASSETS:
Current assets:
Cash and cash equivalents	$10,509	$28,345
Short-term investments	492,600	450,400
Accounts receivable, net of allowance for doubtful accounts of $7,585 and $11,321, respectively	79,290	88,297
Accounts receivable – roaming partners	18,348	17,601
Inventory, net	18,216	28,110
Prepaid expenses	11,611	13,556
Other current assets	13,029	13,785

Total current assets	$643,603	$640,094

Long term assets:
Property and equipment, net	814,127	783,510
Intangible assets, net	984,052	951,818
Other long-term assets	5,180	5,615

Total assets	$2,446,962	$2,381,037

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$85,896	$76,809
Accrued liabilities	81,997	89,825
Current portion of long term debt	3,484	3,374
Other current liabilities	23,984	22,943

Total current liabilities	195,361	192,951

Long-term debt:
Capital lease obligations	269	1,004
Senior secured term loan	247,500	246,875
Senior notes	712,055	712,320

Total senior long-term debt	959,824	960,199
Subordinated notes	728,494	728,941

Total long-term debt	1,688,318	1,689,140
Deferred income taxes, net	136,937	138,308
Deferred revenue	659	934
Deferred gain on sale of property and equipment	19,099	18,869
Other long-term liabilities	2,013	2,133

Total liabilities	2,042,387	2,042,335

Commitments and contingencies	—	—

Non-controlling interest – variable interest entity	116	116

Stockholders’ equity:
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of December 31, 2004 and March 31, 2005	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of December 31, 2004 and March 31, 2005	—	—
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 62,907,433 shares issued and 61,933,556 shares outstanding as of December 31, 2004 and 62,907,433 shares issued and 61,906,621 shares outstanding as of March 31, 2005	619	619
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of December 31, 2004 and March 31, 2005	79	79
Additional paid-in capital	613,600	612,990
Accumulated deficit	(193,638)	(263,549)
Common stock held in trust	(94)	(94)
Deferred compensation	(14,732)	(10,084)
Class A common stock held in treasury, at cost (973,877 and 1,000,812 shares, respectively)	(1,375)	(1,375)

Total stockholders’ equity	404,459	338,586

Total liabilities and stockholders’ equity	$2,446,962	$2,381,037

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2004	2005
Cash flows from operating activities:
Net loss	($36,732)	($69,911)
Adjustments to reconcile net loss to net cash provided by operating activities, net of effects from acquisitions and divestitures:
Depreciation and amortization	39,959	59,447
Deferred income taxes	2,973	3,758
Accretion of interest	825	1,112
Bad debt expense	1,715	1,885
Non-cash compensation	5,602	4,038
Other non-operating losses	—	148

Change in operating assets and liabilities:
Accounts receivable	2,727	1,185
Inventory	(6,909)	(9,894)
Prepaid expenses and other current assets	(4,705)	(2,701)
Intangible and other assets	1,435	(406)
Accounts payable	14,973	8,082
Accrued payroll and liabilities	(7,091)	(7,017)
Deferred revenue	183	483
Accrued interest	15,867	15,543
Other liabilities	1,284	258

Net cash provided by operating activities	32,106	6,010

Cash flows from investing activities:
Purchase of available for sale securities	(92,600)	(738,950)
Proceeds from sale of available for sale securities	100,700	781,150
Capital expenditures	(16,752)	(28,684)
Other	19	(544)

Net cash (used in) provided by investing activities	(8,633)	12,972

Cash flows from financing activities:
Payment under senior secured term loan	—	(625)
Change in bank overdraft	(18,912)	(195)
Principal payments under capital lease obligations	(422)	(319)
Other	(67)	(7)

Net cash used in financing activities	(19,401)	(1,146)

Net increase in cash and cash equivalents	4,072	17,836
Cash and cash equivalents, beginning of period	3,366	10,509

Cash and cash equivalents, end of period	$7,438	$28,345

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

	Three Months Ended March 31,
Adjusted EBITDA	2004	2005
	(Dollars in thousands)
Net cash provided by operating activities	$32,106	$6,010
Change in operating assets and liabilities	(17,764)	(5,533)
Deferred income taxes	(2,973)	(3,758)
Interest expense	31,326	36,779
Accretion of interest	(825)	(1,112)
Interest and other income	(306)	(3,175)
Bad debt expense	(1,715)	(1,885)
Income tax expense	3,374	3,882

Adjusted EBITDA	$43,223	$31,208

The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, cash provided by operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal and amortization adjusted for other expense (which was not indicative of our ongoing cash flows from operations) and non-cash compensation. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of service and roaming revenue, which revenue amounts are determined in accordance with GAAP and presented on the face of our consolidated financial statements. We utilize Adjusted EBITDA margin as a measure of operating efficiency.

	Three Months Ended
	March 31,
Average revenue per user (ARPU)	2004	2005
	(Dollars in thousands,
	except ARPU)
Service revenue	$147,668	$162,849
Subscriber retention credits	1,310	655
Revenues not generated by wireless subscribers	—	(3,284)

Adjusted service revenue	$148,978	$160,220

Average subscribers	907,283	956,436
ARPU	$54.73	$55.84

We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which primarily consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two.

	Three Months Ended
	March 31,
CCPU and CPGA	2004	2005
	(Dollars in thousands,
	except CCPU and CPGA)
Cost of service	$59,165	$61,650
General and administrative expense	35,692	42,110
Total cost of equipment – transactions with existing subscribers	12,070	13,772

CCPU operating expenses	106,927	117,532

Selling expense (1)	27,355	34,339
Total cost of equipment – transactions with new subscribers (1)	20,455	20,874

CPGA operating expenses	47,810	55,213

Non-cash compensation	5,602	4,038
Depreciation and asset disposal	38,101	42,491
Amortization	1,858	16,956

Total operating expenses	$200,298	$236,230

CCPU operating expenses (from above)	$106,927	$117,532
Equipment revenue – transactions with existing subscribers	(4,503)	(4,720)

CCPU costs, net	$102,424	$112,812

Average subscribers	907,283	956,436
CCPU	$37.63	$39.32

CPGA operating expenses (from above)	$47,810	$55,213
Equipment revenue – transactions with new subscribers	(12,153)	(12,553)

CPGA costs, net	$35,657	$42,660

Gross subscriber additions	88,214	92,311
CPGA	$404	$462

We believe CCPU, which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude depreciation and asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with accounting principles generally accepted in the United States.

We believe CPGA is a useful measure that quantifies the costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) and selling expenses related to adding new subscribers by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
SUBSCRIBERS BY GEOGRAPHICAL LOCATION

	December 31, 2004	March 31, 2005

Domestic subscribers	710,528	715,730
Puerto Rico subscribers	241,217	245,397

Total SunCom subscribers	951,745	961,127